House Lease Contract

No. 80 Jiangjun Road, Jinan City

July 1, 2010

House Lease Contract

Lessor: General Tobacco Group Co., Ltd. (hereinafter referred to as “Party A”)
Legal representative: Jiang Haiyan
Address: No. 80 Jiangjun Road, Licheng District, Jinan City
Tel: 0531-88776369
Fax: 0531-88777175

Lessee: Shandong Yaoyuan Pharmaceutical Co., Ltd. (hereinafter referred to as “Party B”)
Legal representative: Song Yanliang
Address:
Tel: 0531-88276338
Fax: 0531-88276338

According to the Contract Law of the People’s Republic of China and relevant regulations, Party A and Party B have entered the Contract through friendly negotiation with regards to Party B renting the warehouse and the attached facilities of Party A located in No. 80 Jiangjun Road, Licheng District, Jinan City, based on the principles of equality, voluntariness, fairness, honesty and credibility.

Article 1 Definition of the leased house and the attached existing facilities and equipment

1. Leased house

The leased house stated here means the warehouse located in No. 80 Jiangjun Road, Licheng District, Jinan City and the total area is 2677.38 square meters, including:

(1)	The second floor of the former carton factory and the lease area is 398.08 square meters

(2)	East of the first floor of the former supply room and the lease area is 882.08 square meters

(3)	East two floors of the former car pool and the lease area is 625.29 square meters

(4)	Office building of the former car pool and the lease area is 698.4 square meters

(5)	The attached house opposite to office building of the former car pool and the lease area is 73.53 square meters

(The plane figure of the leased house sees the attachment 1 of the Contract)

2. The attached existing facilities and equipment

It means the current attached electrical, fire safety facilities and communication facilities of the leased house confirmed to be in normal state by Party B (for details, see attachment 2, the list of the attached facilities and equipment).

Party A leases the leased house and the attached existing facilities and equipment to Party B together.

Article 2 Lease purpose

1.	Party B promises to Party A that the house is rented to be the warehouse, and not used in other public order management of special trades.

2.	Party B promises that it does not change the purpose agreed in the above article privately without written permission of Party A.

Article 3 Lease term and deliver time

1. Lease term

The lease term is one year from July 1, 2010 to June 30, 2011.

2. Deliver time

Party A shall deliver the leased house and the attached existing facilities and equipment to Party B within 3 days after the Contract taking effect and both parties shall handle the formal handover procedures in written. If Party B refuses to accept without proper reason, it is deemed that Party B terminates the Contract in advance privately.

Article 4 Rent

The rent within the lease term is 0.04 Yuan/square meter/day and the annual rent is RMB 390,897.5 Yuan (calculating based on 365 days) (in capital: RMB Three Hundred and Ninety Thousand Eight Hundred and Ninety-seven Point Five Yuan).

Article 5 Rent payment method

Party B shall pay rent before using the house. The Lessee shall pay rent calculated based on the spare days of the first quarter according to the Gregorian calendar after the Contract taking effect to the Lessor within 3 days after the Contract taking effect. And then the Lessee shall pay the rent of the next quarter to the Lessor before the 25th day of the last month before starting each quarter.

In telegraphic transfer, Party B shall transfer to the following account of Party A:

Opening bank of Party A: North Industry Road Branch of Industrial and Commercial Bank of China

Account No.: 1602003219223000216

For any change on payment account number or opening bank, Party A shall notify Party B timely.

Account 6 Deposit

In order to guarantee that the leased house and the attached existing facilities and equipment avoid the improper damage within the lease term, Party B shall pay 200,000 Yuan deposit (same to the deposit paid when signing the contract on July 1, 2009). When the Contract is terminated or cancelled in advance, Party A shall return the deposit without interest to Party B after Party A confirming that the leased house and the attached facilities and equipment have no improper damage and there is no other payments. In case of “improper damage”, both parties shall confirm the loss amount through negotiation, and Party A shall return the deposit after deducting the loss and other payments without interest to Party B. The insufficient part shall be supplemented by Party B.

The “improper damage” in the article means the damages not caused by Party B except the normal wear and aging in using.

Article 7 Other fees

1.
Party B shall timely pay the fee caused by operating and using the leased house, including but not limit to fees of property management, sanitation, electricity, heating, gas, communication and network. The unit price of water fee is 4.2 Yuan per cubic meter and the unit price of electricity fee is 1.05 Yuan per kilowatt hour. Party B shall pay to Party A according to actual usage of every month and observe the management system in electricity and water made by Party A.

2.
If the sanitation department or property management department charges the sanitation fee, Party A shall not charge again; if the sanitation department or property management department does not charge the sanitation fee, Party A will not charge it, but Party B shall keep the leased area clean and bear the garbage removal work of the area, and assume the relevant fees.

3.
Otherwise agreed by both parties, Party A shall not charge any fees except the rent of the Contract from Party B and Party A shall assist in Party B coordinating relationship with the neighboring local government, public security and property management.

4.	Both parties shall assume the respective taxes and dues according to the state regulations within the lease term.

Article 8 Decoration and rebuilding of the house

1.
After being agreed by Party A in written, Party B can decorate, rebuild or extend the leased house and Party B shall bear the fee. Party B shall not change major structure of the leased house and shall not influence the safety of the major structure of the lease house;

2.
If the decoration, rebuilding and extension of the leased house shall be handled the approval, registration and filing procedures according to the state laws and regulations and the requirements of the government relevant departments, Party B shall be responsible for handling and assuming the fee, Party A shall provide the necessary assistance;

3.	When the Contract is terminated or cancelled in advance, the rebuilding and extension part and the decoration of the leased house all belong to Party A unconditionally.

Article 9 Reconstruction, change and purchase of facilities and equipment

1.
After being agreed by Party A in written in advance, Party B can reconstruct and change the attached existing facilities and equipment of the leased house in using, and reconstruct and re-change the facilities and equipment reconstructed and changed. The standard of the facilities and equipment reconstructed shall not be lower than the standard of the attached existing facilities and equipment of the leased house. Party B has the use right to the facilities and equipment reconstructed and changed, and the proprietary right belongs to Party A. The facilities and equipment eliminated shall belong to Party B.

2.
Facilities and equipment purchased by Party B shall belong to Party B. When the Contract is terminated or cancelled in advance, the facilities and equipment cannot be removed or its removal will seriously influence the value and usage of the leased house shall belong to Party A unconditionally.

3.
The removal of the facilities and equipment not used shall be agreed by Party A in written and the removal fee shall be assumed by Party B. The facilities and equipment removed shall be kept by Party B. When the Contract is terminated or cancelled in advance, Party B shall restore it and guarantee the normal usage.

4.
If the reconstruction, change and purchase of the relevant facilities and equipment shall be handled the approval, registration and filing procedures according to the state laws and regulations and the requirements of the government relevant departments, Party B shall be responsible for handling and assuming the fee, Party A shall provide the necessary assistance.

Article 10 House use requirement and maintenance responsibility

1.
Party A shall guarantee the building quality of the leased house according to the state relevant regulations. After delivering the leased house, in case of the maintenance aroused by the quality problem of the major structure of the house, Party A shall assume it and bear the fee. Party B shall use the leased house and the attached existing facilities and equipment scientifically and properly. Party B shall assume the conservation, maintenance and repairing responsibility except the maintenance aroused by the quality problem of the major structure of the house, and Party B shall bear the relevant fees. Loss of Party A caused by Party B shall be compensated by Party B.

2.
Party B shall properly use and cherish the leased house and the attached facilities within the lease term. Damage caused by Party B’s improper usage shall be maintained by Party B. The facilities and equipment shall be maintained periodically according to the standard.

Article 11 Rights and obligations of Party A

1.	Party A has the right to charge rent from Party B according to the terms of the Contract.

2.
Party A has the right to check and supervise Party B’s usage to the leased house and the attached facilities and equipment according to the state laws and regulations, and rules and requirements of tobacco industry.

3.
Party A shall deliver the leased house and the attached existing facilities and equipment to Party B according to the current situation of the leased house and the attached existing facilities and equipment within the time agreed by the Contract. After handling the handover procedures formally, this obligation of the Party B is deemed to be finished.

Article 12 Rights and obligations of Party B

1.	Party B has the right to require Party A delivering the leased house and the attached existing facilities and equipment according to the Contract agreements.

2.	Party B shall pay full rent to Party A timely.

3.	Party B shall observe the management regulations in electricity usage and vehicle access made by the relevant department of Party A.

4.
Party B shall obey the laws, regulations and policies of the People’s Republic of China and the local regulations and policies, handle various licenses like industry and commerce business license and tax registration certificate for operating, and operate independently and pay tax legally.

5.
Party B shall obtain the business license according to the local regulations, operate independently according to the business scope regulated in the business license, assume sole responsibility for its profits or losses, and bear the corresponding responsibility. Results and liabilities caused by violating the relevant laws and regulations or the labor dispute shall be fully assumed by Party B and it has nothing to do with Party A.

6.
After obtaining various licenses, Party B shall deliver copies of various licenses affixing the seal to Party A for filing within 5 working days, so as to be convenient for the effective checking and supervision of Party A.

7.
Party B shall maintain the safety of the leased property. In case of the loss of the leased property caused by the human factors like pilferage, explosion and fire, Party B shall bear the full responsibility.

Article 13 House return

1.
Otherwise agreed by Party A for the continuous lease of Party B, Party B shall return the leased house at the expiration date of the Contract. If Party B delays to return the house without permission of Party A, Party B shall pay the house using fee during the delaying term to Party A according to twice of the daily rent (1070.9 Yuan) agreed by the Contract for each overdue day. If Party B delays to return the house over one month, Party A can clear the site privately. Party A has the right to charge the house using fee during the delaying term from Party B according to the Contract agreements and require Party B compensating the loss of Party A caused by delay. Loss of Party B caused by private site clearing of Party A shall be assumed by Party B itself.

2.
The leased house returned by Party B shall be in normal use state and the damage loss shall be compensated by Party B. When returning the house, Party A shall check and both parties shall pay the fee assumed respectively. If Party B shall bring the facilities and equipment purchased in the leased area away, Party B shall be responsible for removing unconditionally and restoring the original state of the leased area. The decoration, facilities and equipment given up by Party B or cannot be removed shall belong to Party A unconditionally.

3.
If the facilities purchased in the leased area shall be removed owing to the policies like government planning, Party B shall remove according to the government relevant regulations and handle the relevant procedures.

Article 14 Sublease and others

1.	With the written permission of the Lessor, the Lessee can sublease the leased house, but it cannot be subleased wholly or used in public order management of special trades.

2.
If Party A needs to sell or pledge the leased house during the lease term and it will not influence the usage of Party B, Party B will continue to enjoy all rights of the Contract and operate normally and legally.

3.
At the expiration of the lease term, Party A has the right to recover the leased house and Party B shall return timely. If Party B shall continue to use the leased house, Party B shall put forward the written contract renewal requirement to Party A three months before the expiration of the lease term and Party A shall give written response to Party B within 30 days after receiving the notice. After being agreed by Party A, both parties shall renew the lease contract and Party B has the priority to rent under the same conditions. Before renewing the lease contract, rights and obligations of both parties shall be performed according to the Contract. If Party B fails to put forward the contract renewal requirement within the above term, or both parties fail to renew the lease contract before the expiration of the lease term, the Contract shall be terminated at the expiration of the lease term.

Article 15 Safety management

1.
Party B shall strictly abide by the Fire Regulations of the People's Republic of China and the relevant systems of Party A, otherwise, all responsibilities and losses caused shall be assumed by Party B.

2.
Party B shall abide by various safety management systems, periodically implement safety inspection, eliminate potential safety hazard, guarantee the safety, and equip with fire extinguisher according to the relevant regulations.

3.
If Party B implements hot work in the leased area (including fire working of electric soldering and gas welding) and it needs to be approved by the fire department according to the regulations, it shall be reported to fire department for approval and permission.

4.
Party B shall fully take charge of the fire prevention and burglary prevention in the leased area according to regulations of the fire department, and self-check the potential safety hazard. Party A has the right to check the fire prevention and burglary prevention in the leased area, but it shall notify Party B in advance. Party B shall not refuse or delay the permission without reason. The safety inspection of Party A shall not exonerate Party B from the safety responsibility.

5.
Both parties shall abide by the state laws and regulations during the lease term, and shall not engage in illegal activity in the leased house. During the lease term, Party A has the right to urge Party B to implement the fire protection, safety and sanitation work.

6.
Party B shall obey the safety management of the state and Party A, and timely eliminate self and potential hazard to Party B. In addition, Party B shall commit to the security work of self property and assume all responsibilities.

7.
Party B shall use the relevant equipment and facilities safely according to the state relevant regulations, otherwise, it shall assume all responsibilities independently and compensate the loss of Party A caused.

Article 16 Insurance liability

1.	Party A shall be responsible for handling the commercial insurance procedures of the leased house and assuming the insurance fee.

2.
Party B shall be responsible for handling the commercial insurance procedures of all other business properties except the leased house, and assuming the insurance fee, including the attached facilities and equipment of the leased house, and the self properties of Party B within the leased house area.

Article 17 Neighboring environment management

1.	If Party B influences or damages the neighboring environment, it shall eliminate the influence restore to the original state, and assume the damage compensation responsibility.

2.
When the Contract is terminated at the expiration of the lease term or cancelled in advance, Party B shall clean the leased area and move at the date of contract cancellation or termination, otherwise, Party A has the right to clear the sundries privately and the fee aroused shall be assumed by Party B.

3.
Party B shall abide by the laws and regulations of the People’s Republic of China, and Party A’s relevant regulations on leased house property management; if Party B violates it, it shall assume the corresponding responsibility. If Party B violates the above regulations and influences the neighboring users in the leased area, Party B shall be responsible for solving and handling.

Article 18 Force majeure

1.	Force majeure stated here means: Natural disaster; war; government behaviors like city planning, removal and expropriation; and the state behaviors like military affairs and foreign affairs.

2.
If the Contract cannot be performed owing to the force majeure during the lease term, both parties shall not investigate and affix the responsibility, and shall assume the respective loss. The rent shall be calculated according to the actual use days, it shall refund for any overpayment or a supplemental payment for any deficiency.

Article 19 Liability for breach of contract

1.
If Party A fails to deliver the leased house and the attached facilities and equipment in time, the lease term shall be extended correspondingly based on the delayed days; if Party A fails to deliver over one month, Party B can select to terminate the Contract;

2.	If Party B changes the use purpose of the leased house without written permission of Party A, Party A has the tight to cancel the Contract;

3.	If the major structure of the house is damaged owing to Party B’s default, Party A has the right to cancel the Contract;

4.	If Party B subleases the house wholly privately, Party A has the right to cancel the Contract;

5.
If Party B fails to pay rent to Party A in time, it shall pay the overdue liquidated damages to Party A according to 5/10000 of the payment amount delayed for each overdue day. If Party B fails to pay over 15 days, Party B shall continue to pay overdue liquidated damages and Party A has the right to cancel the Contract;

6.
If Party B decorates the house or purchases facilities and equipment without written permission of Party A or beyond the range and requirement of Party A’s written permission, Party A has the right to require Party B restoring the original state of the leased house within 30 days; if Party B fails to restore, Party A has the right to cancel the Contract;

7.	If any party cancels the Contract privately or the Contract is terminated owing to breach of contract of one party, the default party shall compensate 20,000 Yuan to the other party.

8.	Party A shall not interfere the normal operation of Party B with improper reason during the contract performance, otherwise, it is deemed as the breach of contract.

Article 20 Dispute solution

All disputes aroused by performing the Contract or related to the Contract shall be solved by both parties through friendly negotiation; if the negotiation fails, it shall appeal to the local People’s Court of Party A.

Article 21 Notice

The notice send by one party to the other party shall be in written and it shall be sent according to the foregoing address listed in the Contract. Any change in address shall be notified to the other party in written timely, otherwise, the responsibility caused by delayed notice shall be assumed.

Article 22 Confidentiality

Party A and Party B shall not disclose the non-public contents on operation and decision-making of the opposite party learned during the contact process of both parties to the communication media or other person.

Article 23 Supplementary provisions

1.	Matters unmentioned here shall be signed the supplement agreement by both parties through negotiation and the supplement agreement covers equal legal force with the Contract.

2.	The Contract shall come into force after signed and sealed by both parties. The Contract has four copies, with Party A holding three and Party B holding one, covering equal legal force.

Party A: General Tobacco Group Co., Ltd. (Seal)	Party B: Shandong Yaoyuan Pharmaceutical Co., Ltd. (Seal)
Signature of representative: Qin Ning	Signature of representative: Song Yanliang
Date:	Date: